FOR IMMEDIATE RELEASE:

Mexco Energy Corporation Reports Profitable Fiscal 2006

MIDLAND, TX - 06/29/06 - Mexco Energy Corporation (AMEX: MXC) reported an increase in profitability on its Annual Report on Form-10K for the fiscal year ended March 31, 2006.

The Company reported net income of $788,805, or $.43 per diluted share, for fiscal year 2006 as compared to $577,527, or $.32 per diluted share, for fiscal 2005, a 37% increase.

Operating revenues in fiscal 2006 were $3,719,643, an increase of 25% over 2005 operating revenues of $2,969,826. The average sales price received of $7.86 per Mcfe was up 35% from the $5.83 per Mcfe received in fiscal 2005. Oil production decreased 1% and gas production decreased 8% during fiscal 2006 due to normal decline in production.

Total operating expenses were $2,604,677, an increase of 27% from 2005 operating expenses of $2,045,596. Included in the operating expenses was a 24% increase in general and administrative expense partially attributable to costs associated with the contract and consulting services that were directly related to Russian projects. Also included was a writedown of our long-term investment in GazTex, LLC as a result of the impairment of our potential Russian project.

For fiscal 2006, gas reserves constituted approximately 86% of the Company's total proved reserves and approximately 75% of the Company's revenues. Revenues from oil and gas royalty interests accounted for approximately 26% of the Company's revenues for fiscal 2006, compared to approximately 22% for fiscal 2005.

The Company owns oil and gas properties in ten states, with the majority of its activity centered in West Texas. The Company will continue to focus its efforts to increase oil and natural gas reserves, through exploration and development as well as acquisition of royalties.

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Mexco Energy Corporation cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may impact the Company's actual results of operations. These risks include, but are not limited to, production variance from expectations, volatility of oil and gas prices, the need to develop and replace reserves, exploration risks, uncertainties about estimates of reserves, competition, government regulation, and mechanical and other inherit risks associated with oil and gas production. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company's Form 10-K for the fiscal year ended March 31, 2006. Mexco Energy Corporation disclaims any intention or obligation to revise any forward-looking statements

For additional information, please contact:

Nicholas C. Taylor, CEO
Tammy L. McComic, CFO
432-682-1119

                    Mexco Energy Corporation and Subsidiaries
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                              Year ended March 31,

                                                            2006             2005             2004
                                                        ------------     ------------     ------------
Operating revenues:
    Oil and gas                                         $  3,716,564     $  2,963,889     $  2,909,953
    Other                                                      3,079            5,937            5,402
                                                        ------------     ------------     ------------
       Total operating revenues                            3,719,643        2,969,826        2,915,355

Operating expenses:
    Production                                               843,927          780,233          942,093
    Accretion of asset retirement obligation                  23,436           24,735           24,246
    Depreciation, depletion, and amortization                658,365          582,268          633,443
    General and administrative                               817,332          658,360          529,834
    Impairment of long-term asset                            261,617               --               --
                                                        ------------     ------------     ------------
       Total operating expenses                            2,604,677        2,045,596        2,129,616
                                                        ------------     ------------     ------------
Operating profit                                           1,114,966          924,230          785,739
Other income (expense):
    Interest income                                            2,837              746              764
    Interest expense                                         (98,657)         (89,154)         (83,530)
                                                        ------------     ------------     ------------

       Net other expense                                     (95,820)         (88,408)         (82,766)

Minority interest in loss of subsidiary                       41,799           14,314               --
                                                        ------------     ------------     ------------
Earnings before income taxes and
    cumulative effect of accounting change                 1,060,945          850,136          702,973

Income tax expense (benefit):
    Current                                                  (19,312)          76,597           33,371
    Deferred                                                 291,452          196,012          137,489
                                                        ------------     ------------     ------------
                                                             272,140          272,609          170,860
                                                        ------------     ------------     ------------

Income before cumulative effect of accounting change         788,805          577,527          532,113

Cumulative effect of accounting change, net of tax                --               --         (102,267)
                                                        ------------     ------------     ------------
Net income                                              $    788,805     $    577,527     $    429,846
                                                        ============     ============     ============

Net income per common share:
Basic:
    Income before cumulative effect
       of accounting change                             $       0.45     $       0.33     $       0.31
    Cumulative effect, net of tax                       $         --     $         --     $      (0.06)
                                                        ------------     ------------     ------------
    Net income                                          $       0.45     $       0.33     $       0.25

Diluted:
    Income before cumulative effect
       of accounting change                             $       0.43     $       0.32     $       0.30
    Cumulative effect, net of tax                       $         --     $         --     $      (0.06)
                                                        ------------     ------------     ------------
    Net income                                          $       0.43     $       0.32     $       0.24

Pro forma amounts assuming, the new method of
accounting for asset retirement obligations
is applied retroactively:
Net income                                                                                $    532,113
Basic net income per share                                                                $       0.31
Diluted net income per share                                                              $       0.30

                    Mexco Energy Corporation and Subsidiaries
                           CONSOLIDATED BALANCE SHEETS
                                 As of March 31,

                                                                  2006             2005
                                                              ------------     ------------
ASSETS
     Current assets
       Cash and cash equivalents                              $     52,768     $     85,209
       Accounts receivable:
         Oil and gas sales                                         429,133          418,348
         Trade                                                         336           23,258
         Related parties                                                73            2,103
       Prepaid costs and expenses                                   75,576            7,362
                                                              ------------     ------------
           Total current assets                                    557,886          536,280

     Investment in GazTex, LLC                                      20,509          282,126

     Property and equipment, at cost
       Oil and gas properties, using the full cost
         method ($121,418 and $921,719 excluded
         from amortization in 2006 and 2005, respectively)      18,947,532       18,376,974
       Other                                                        39,848           36,855
                                                              ------------     ------------
                                                                18,987,380       18,413,829
       Less accumulated depreciation,
         depletion, and amortization                            10,587,451        9,929,086
                                                              ------------     ------------
           Property and equipment, net                           8,399,929        8,484,743
                                                              ------------     ------------
                                                              $  8,978,324     $  9,303,149
                                                              ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY
     Current liabilities
       Accounts payable - trade and accrued expenses          $    118,125     $    111,675
       Income tax payable                                               --           48,127
                                                              ------------     ------------
         Total current liabilities                                 118,125          159,802

     Long-term debt                                                600,000        1,990,000
     Asset retirement obligation                                   352,416          374,506
     Deferred income tax liability                               1,006,736          715,284
     Minority interest                                               2,051           25,362
     Commitments and contingencies

     Stockholders' equity
       Preferred stock - $1.00 par value;
         10,000,000 shares authorized; none outstanding                 --               --
       Common stock - $0.50 par value;
         40,000,000 shares authorized;
         1,776,566 and 1,766,566 shares issued in 2006
           and 2005, respectively                                  888,283          883,283
       Additional paid-in capital                                3,893,588        3,826,592
       Retained earnings                                         2,262,700        1,473,895
       Treasury stock, at cost                                    (145,575)        (145,575)
                                                              ------------     ------------
Total stockholders' equity                                       6,898,996        6,038,195
                                                              ------------     ------------
                                                              $  8,978,324     $  9,303,149
                                                              ============     ============